EXHIBIT 10.2

              PATENT SUB-LICENSE AGREEMENT, DATED JANUARY 1, 2002,
                  BETWEEN LASER DESIGN INTERNATIONAL, LLC AND
                              CRYSTALIX USA GROUP






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                                           LDI/CUSA PATENT SUB-LICENSE AGREEMENT

                               LDI / CRYSTALIX USA
                          PATENT SUB-LICENSE AGREEMENT

         This Agreement by and between Laser Design International, LLC ("LDI"), a California limited liability company (hereinafter "Licensor"), on the one hand, and CRYSTALIX USA ("CUSA"), a corporation organized in the United States (hereinafter "Licensee") is entered into as of (OCTOBER 1, 2001) (hereinafter the "Effective Date").

         WHEREAS LDI has acquired from United Distillers & Vintners (ER) Limited, a corporation organized under the laws of the United Kingdom (hereinafter "Distillers"), certain sole and exclusive rights in the certain patents listed in Exhibit A to this Agreement;

         WHEREAS LDI has acquired all rights in United States Patent No. 5,637,244 from its predecessor company, Podarok International, Inc.;

         WHEREAS CUSA desires to obtain a non-exclusive license under the Licensed Patents and LDI desires to grant to CUSA a non-exclusive license to these patents according to the terms set forth below;

         NOW THEREFORE, in view of the above premises and the following mutual covenants and promises, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 "The UDV Patents" shall mean United States Patent No. 5,206,496 to Clement et al. (the "US 5,206,496 Patent") issued on or about April 27, 1993 and the foreign counterparts to the US 5,206,496 patent, as listed in Exhibit A.

1.2 "The US 5,637,244 Patent" shall mean the United States Patent No. 5,637,244 to Erokhin issued on or about June 10, 1997 and assigned to Podarok International, Inc., which has since merged into Laser Design International, LLC.

1.3 "The Licensed Patents" shall mean, together, the "UDV Patents" and the "US 5,637,244 Patent".

1.4 "Net Sales" shall mean the sale, lease, or other disposition of Decorative Products by Licensee and its Affiliates, reduced by any units of Decorative Products returned to and accepted by Licensee or its Affiliates for which the purchase price of such units has been refunded in full. For sales of licensed products to an Affiliate, sister company, parent company, controlling company, subsidiary, or entity otherwise related to the Licensee (hereinafter "Related Company), the higher of the Related Company's purchase or sale price for each item will be included in Net


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Sales;  provided however that the Net Sales to such Related Company shall not be recognized for royalty calculations until sold by the Related Company to a non-Related Company and shall then be recognized as a sale at the higher of the Related Company's purchase or sale price.

1.5 "Laser Subsurface Engraving Machine" shall mean any laser marking device whose construction or method of operation falls within the claims of the Licensed Patents.

1.6 "Laser Subsurface Engraving Product" shall mean objects that contain internal decorative or indicative images that have been created inside a transparent medium with a Laser Subsurface Engraving Machine, as described in the claims of the Licensed Patents.

1.7 "Decorative Product" or "Decorative Products" shall mean all Laser Subsurface Engraving Products made and/or sold by Licensee under the terms of this Agreement which are Laser Subsurface Engraving Products that, in the absence of this Agreement, would infringe one or more claims of the Licensed Patents, when made, use, or sold. This shall specifically include products which should be reasonably expected by Licensee to be re-sold into a nation where one of the Licensed Patents remains valid and enforceable as to any claim. This shall further be specifically limited to Laser Subsurface Engraving Products which fall within the "Decorative Field of Use," as that term is defined in the November 1995 United Distillers - LDI Patent License Agreement.

1.8 "Giftware Market Segments" means Products that are sold in the specialty advertising ("ASP"), ASI premium, Museum, Award, Trophy, Corporate Gift, Nonwearable Jewelry, Personalized Gift, Giftware "Cubes", and Souvenir market segments, including sales of such product to the Retail Market Segment. The Retail Market Segment of the Giftware Market Segment shall be defined as "Sales to Retailers and Distributors serving the Retail Market". The Giftware Market Segments, whether Retail or otherwise, do not include Products that are sold as household decorations or architectural glass products.

1.9 "Flat Glass and Architectural Glass Market Segments" means Products that are sold in the flat glass or architectural glass market and intended to be used as household or architectural decorations including lamps, lamp bases, portrait frames, shower panels, partitions, table tops, and windows, etc., whether sold via retail or any other channel of distribution. This Market Segment specifically excludes products described in the Giftware Market Segments listed above.

1.10 "Affiliates" shall mean a corporation or other entity that controls or is controlled by LDI or CUSA.

1.11 Improvement" shall mean any modification of a Laser Subsurface Engraving Machine which enhances its operability, effectiveness, or efficiency in making Laser Subsurface Engraving Products under the claims of the Licensed Patents with the exception of any such modification(s) that is the subject of a separate patent issued to CUSA.

1.12 "LDI Subsurface Engraving Licensees" shall mean entities which have executed licenses of the Licensed Patents with LDI, allowing said entities to make, use and sell Laser Subsurface Engraving Products.


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                                   ARTICLE II

                            LICENSE GRANT AND RELEASE

2.1 LICENSE OF THE UDV PATENTS. Subject to CUSA's compliance with all material terms of this Agreement and subsequent to the written consent of Distillers, LDI grants to CUSA under the UDV Patents a non-exclusive, non-transferable, royalty-bearing, sub-license of The UDV Patents to make, use, import, offer for sale, sell, lease, or, otherwise dispose of Decorative Products in the Giftware Market Segments and the Flat Glass and Architectural Glass Market Segments, and to make, use, import, offer for sale, sell, lease, or otherwise dispose of Laser Subsurface Engraving Machines only to LDI Subsurface Engraving Licensees subject to the limitations expressly provided elsewhere in this Agreement. For the purpose of this Agreement, all terms and deemed material with the exception of the terms governed by the following sections: 5.1, 9.3, 9.4, 9.5, and 9.6. Compliance with non-material terms may be enforced (subject to the notice and cure requirements of section 7.2) through binding arbitration, with the prevailing party recovering its costs and attorneys fees. For all elements of the UDV Patents, the scope of this sub-license shall be no broader than the scope of the rights granted to LDI by Distillers.

2.1.1 LICENSE OF THE US 5,637,244 PATENT. Subject to CUSA's compliance with all material terms of this Agreement, LDI hereby grants to CUSA under the US 5,637,244 Patent, a non-exclusive, non-transferable, royalty-bearing, sub-license of The US 5,637,244 Patent to make, use, import, offer for sale, sell, lease, or, otherwise dispose of Decorative Products in the Giftware Market Segments and the Wearable Jewelry and Gemstone Material Market Segments and the Flat Glass and Architectural Glass Market Segments, and to make, use, import, offer for sale, sell, lease, or otherwise dispose of Laser Subsurface Engraving Machines only to LDI Subsurface Engraving Licensees subject to the limitations expressly provided elsewhere in this Agreement. For the purpose of this Agreement, all terms are deemed material with the exception of the terms governed by the following sections: 5.1, 9.3, 9.4, 9.5, and 9.6. Compliance with non-material terms may be enforced (subject to the notice and cure requirements of section 7.2) through binding arbitration, with the prevailing party recovering its costs and attorneys fees.

2.2 JANESVILLE AGREEMENT LIMITATION. CUSA acknowledges that LDI has granted certain exclusive rights to the Janesville Group in an agreement executed December 1995 ("The Janesville Agreement") to manufacture and sell Decorative Product in the Giftware Market Segments within North America, Central America, South America, and the Caribbean Basin ("The Americas"). CUSA and LDI agree that CUSA will not make or sell any Decorative Product or dispose of any Laser Subsurface Engraving Machine whose manufacture, sale, or use by CUSA or a customer of CUSA would conflict with the exclusive rights granted to the Janesville Group under the Janesville Agreement unless the Janesville Group expressly agrees in writing to allow the manufacturer and/or sale and/or use which would otherwise so conflict.

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2.3      COVENANT NOT TO SUE.  Subject  to  CUSA's  compliance with the terms of this Agreement, LDI shall not assert any claim or action against CUSA, its distributors, or direct or indirect customers for practicing any method or process within the scope of the Licensed Patents, in making, using, or selling any Decorative Product for which all applicable royalties have been paid to LDI under this Agreement. Subject to CUSA's compliance with the terms of this Agreement, LDI shall not assert any claim or action against CUSA, its affiliates, or distributors, for practicing any method or process within the scope of the Licensed Patents, in the process of preparing or selling a Laser Subsurface Engraving Machine for which all applicable royalties have been paid to LDI under this Agreement and whose purchaser or intended user has been granted a separate patent sub-license of the Licensed Patents by LDI and UDV.

2.4 NO IMPLIED LICENSES. Except as expressly stated in this Article II, no other rights or licenses are granted to CUSA or any other entity, express or implied, by virtue of this Agreement.

2.5 IMPROVEMENTS. CUSA shall promptly inform LDI of any Improvements. LDI shall have a right of first refusal to obtain a non-exclusive royalty-free license from CUSA for any accepted Improvement. If LDI fails to either refuse or accept any Improvement within ninety (90) days after being informed by CUSA of the Improvement, then LDI shall be deemed to have rejected the offer of the license. CUSA shall make available to LDI and its patent licensees any CUSA patented technologies which concern laser subsurface marking in a reasonable manner at a commercially reasonable cost.

         Should LDI acquire additional patent rights which would be infringed by practicing under the Licensed Patents, LDI will offer to CUSA a license of such rights at no additional cost.

2.6 INSURANCE. CUSA will throughout the term of this Agreement maintain product liability insurance of such nature and such amount as both LDI and Distillers shall separately consider appropriate in their reasonable opinion and shall so state to CUSA. CUSA shall further produce copies of all insurance certificates and renewal certificates to LDI within twenty days of receipt of the same. CUSA agrees that failure to maintain such product liability insurance will, for the purposes of The UDV Patents only, be a treated as a breach of this Agreement not capable of remedy.

                                   ARTICLE III

                                  CONSIDERATION

3.1 LICENSE TRANSFER FEE: Upon execution of this Agreement, CUSA shall pay to LDI or have already paid an initial License Transfer Fee of US$10,000.00. An additional License Transfer Fee of $15,000.00 shall be paid on or before February 1, 2002.



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3.2      ROYALTY PAYMENTS.  Within thirty (30) days after the completion of each calendar quarter, CUSA will pay to LDI a royalty in United States dollars equal to 10% of the Net Sales during that quarter for sales of Decorative Products manufactured under the terms of this Agreement and sold to all Market Segments except the Flat Glass and Architectural Glass Market Segments.

For Decorative Products sold to the Flat Glass and Architectural Glass Market Segments, the royalty rate shall be equal to 3% of Net Sales during the quarter. When Net Sales by Licensee to the Flat Glass and Architectural Glass Market Segments have reached $500,000 within a calendar year, the royalty rate for sales to the Flat Glass and Architectural Glass Market Segments above that amount within the same calendar year shall be reduced to 2%.

Within thirty (30) days after the completion of each calendar quarter, CUSA will pay to LDI in United States dollars a royalty equal to $1 for each Laser Subsurface Engraving Machine sold within that calendar quarter to LDI Subsurface Engraving Licensees. For purposes of this agreement, a Laser Subsurface Engraving Machine will be considered to have been sold in the calendar quarter during which the principal sales agreement between CUSA and the purchaser of the Laser Subsurface Engraving Machine has been signed and/or otherwise executed.

CUSA will provide with each payment a Statement certified to be correct by CUSA, specifying the Net Sales of Decorative Products for the quarter by market segment and geographic area, the calculations, and the total royalties owed, all in a form reasonably acceptable to LDI. For each sale, lease, or other disposition of a Laser Subsurface Engraving Machine, the Statement will list the name and address of the customer and the number and type of machines purchased, leased, or otherwise disposed of. Such payment will commence upon completion of the first full or partial calendar quarter after the Effective Date. If no royalty-bearing Net Sales have been made in any particular quarter, CUSA will provide a statement within thirty (30) days after the completion of that quarter stating that no royalty-bearing Net Sales have been made in the previous quarter.

For all sales by CUSA not in United States dollars, the total of Net Sales by CUSA shall be converted into United States dollars using the currency conversion rates listed in the Wall Street Journal published on the last day of the calendar quarter or the day closest to the end of the calendar quarter for which royalty payments are calculated.

3.3 EXAMINATIONS OF RECORDS; AUDITS. CUSA agrees to maintain all books and records necessary and sufficient to enable LDI to determine the accuracy of the Statement(s) described in Section 3.2 for a period of four (4) years from the date that the Statement was due. LDI shall have the right to formally audit by written notice, but may not audit more frequently than annually. Audits shall be performed by a firm of certified public accountants reasonably acceptable to both parties.


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CUSA will allow the examination of its records by the selected  certified public accountants for the purpose of determining the accuracy of royalties paid or payable by CUSA to LDI under this Agreement. The Parties to the audit will agree to abide by the results. CUSA will agree to fully cooperate with the audit. Auditing expenses shall be borne by LDI. If the audit determines a shortfall in royalty payments, CUSA will promptly pay all shortfalls. If the shortfall is 10% or more, CUSA will pay all reasonable audit costs and expenses; if 20% or more, then in addition CUSA will pay a penalty equal to 20% of any shortfall. If the audit determines a shortfall in royalty payments, CUSA shall have thirty (30) days after written determination of the audit to pay any shortfall or penalty.

3.4 LATE PAYMENTS; ATTORNEYS' FEES. In addition to any payments owed under Paragraph 3.3, CUSA agrees to pay LDI a late charge of five percent (5%) of any amounts not paid when due. In addition, interest will be due and payable on past due amounts at the rate of one percent (1%) per month. CUSA agrees to pay attorneys fees in the event of any successful court action undertaken for collection.

3.5 MOST FAVORED LICENSE. In the event that LDI later executes a new license of the Licensed Patents to any other entity which grants rights in any Market Segment(s) where CUSA concurrently has rights under this Agreement, and said license contains more favorable financial terms than those enjoyed by CUSA for said Market Segment(s), LDI shall promptly notify CUSA and offer CUSA the option to enjoy the same financial terms for said Market Segment(s) as long as those terms continue to remain in effect under said new license for said Market Segment(s). CUSA must exercise this option within 30 (thirty) days of receiving said notice from LDI and CUSA shall not enjoy said new financial rights until LDI receives notice that CUSA has exercised the option.

In the event that the Janesville Group later agrees to permit any other entity to make or sell Decoratie Product in any Market Segment(s) where Janesville has exclusive rights but has not granted rights to CUSA under Paragraph 2.2 of this Agreement, LDI shall not agree to allow the Janesville Group to transfer such rights to the other entity unless the same rights are offered to CUSA.

3.6 PAST SALES. Within a reasonable period, CUSA will supply LDI with a complete and accurate list of the names and addresses of all customers of Laser Subsurface Engraving Machines who have purchased or received such machines from CUSA or any Affiliate of CUSA before the Effective Date of this Agreement. CUSA and its Affiliates shall also assist LDI in negotiating and obtaining non-exclusive licenses of the Licensed Patents with un-licensed users of Laser Subsurface Engraving Machines manufactured by CUSA or any Affiliate of CUSA.




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                                   ARTICLE IV

                         LIMITED WARRANTY AND INDEMNITY

4.1 EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE IV, NO OTHER WARRANTIES OR REPRESENTATIONS ARE GIVEN BY LDI UNDER THIS AGREEMENT, including but not limited to, any warranty or representation: (a) as to the validity of the Licensed Patents; (b) that any manufacture, importation, sale, lease, use, or other disposition of Laser Subsurface Engraving Product will be free from infringement of another party's intellectual property rights; (c) that LDI will enforce any intellectual property rights it may have in the Licensed Patents against specific third parties; or (d) as to the quality of merchantability, or fitness for a particular purpose of any Laser Subsurface Engraving Product.

LDI will keep CUSA reasonably informed as to any final rulings in legal or government proceedings which affect the claims of the Licensed Patents.

4.2 CUSA shall defend, indemnify, and hold harmless both LDI and Distillers, and their directors, officers, employees, and Affiliates, from and against any claims, liabilities, actions, costs or damages (including fees of attorneys and other professionals) arising from CUSA's manufacture, use, sale or distribution of Laser Subsurface Engraving Product or any representations by CUSA concerning Laser Subsurface Engraving Product, provided LDI gives CUSA notice of such claim, provides reasonable cooperation and assistance in connection with such claim, and does not agree to any settlement without CUSA's consent.

4.3 CUSA will provide reasonable cooperation and assistance to LDI in connection with any litigation concerning the Licensed Patents brought by or against a third party, including but not limited to any action or claim involving alleged infringement of the Licensed Patents.

Each party shall have the right, but not the obligation, to bring an action for infringement of the Licensed Patents. The party not bringing the action will reasonably cooperate and assist therein, including a) joining as a named party, if necessary; and b) furnishing relevant evidence and testimony, all at the expense of the party initiating the action. Any monetary award or damages resulting from such action shall be accorded to the party bringing the action unless otherwise agreed by the parties. Licensor's agreement to join as a named party to a legal action initiated by Licensee may be contingent on a showing by Licensee that it has the financial resources necessary to sustain and complete the litigation.

4.4 LDI represents and warrants (a) that LDI has sufficient ownership interest in the Licensed Patents to grant the licenses that are granted under this Agreement, subject to the approval of Distillers and (b) that, subject to the receipt of applicable approvals from Distillers and Janesville, any manufacture, importation, sale, lease, use, or other disposition of Laser Subsurface Engraving Product will be free from infringement of the patent rights of Janesville or Distillers.


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                                    ARTICLE V

                                 CONFIDENTIALITY

5.1 CUSA agrees not to disclose the financial terms of this Agreement to any third party without LDI's prior written consent, except that if CUSA is required by law or is ordered to produce such information by subpoena or other judicial or governmental order, CUSA will immediately inform LDI and will provide reasonable cooperation and assistance to LDI in seeking confidential treatment of such information in connection with the proceedings for which the information is sought.

                                   ARTICLE VI

                                 PATENT NOTICES

6.1 CUSA will mark each Decorative Product or its packaging with a notice of U.S. Patent No. 5,206,496 and U.S. Patent No. 5,637,244 or the numbers of other licensed patents as applicable.

                                   ARTICLE VII

                              TERM AND TERMINATION

7.1 TERM. In exchange for LDI's Covenant not to Sue contained in Paragraph 2.3, the obligation to pay royalties under the terms of this Agreement shall continue until the earlier of (1) the expiration of the term of the US 5,637,244 patent, the US 5,206,496 patent and all foreign counterparts or (2) after all possibility of appeal has been exhausted for any final judgment or judgments which collectively declare all claims of the US 5,637,244 patent, the US 5,206,496 patent and all foreign counterparts invalid, unless terminated earlier in accordance with Section 7.2

7.2      TERMINATION.

         (a) If there should occur a material breach, default or noncompliance by one party (the "Defaulting Party") of or with any term or condition hereof followed by written notice of such breach, default or noncompliance from the other party (the "Non-Defaulting Party") and the failure of the Defaulting Party to remedy or correct such breach, default or noncompliance within sixty (60) days after receipt of such notice, then, in addition to any other remedy available at law or in equity or under this Agreement, the Non-Defaulting Party may, at its election, terminate this Agreement.

         (b) LDI may, at its election, terminate this Agreement upon CUSA's bankruptcy or reorganization for the benefit of creditors.



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7.3      In  the  event  this  Agreement  is  terminated in accordance with this
Article VII, then the license rights granted to CUSA by this Agreement shall immediately terminate, except that CUSA shall have the right to sell any completed units of Decorative Products in existence as of the date of termination, subject to, and provided CUSA has at all times complied with, its obligations to pay royalties and submit to audit in accordance with this Agreement. The provisions of Sections 1, 2.2, 2.5, 3, 4, 5, 7.3, 8 and 9 and any liability arising from breach of this Agreement will survive termination of this Agreement.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

8.1 DISCLAIMER OF CONSEQUENTIAL, ETC. DAMAGES. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY OTHER PERSON FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO THE OTHER PARTY'S BUSINESS REPUTATION HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

                                   ARTICLE IX

                                     GENERAL

9.1 NO WAIVER. No waiver by LDI, express or implied, of any breach of any term, condition, or obligation of this Agreement by CUSA shall be construed as a waiver of any subsequent breach of that term, condition or obligation, or of any other term, condition, or obligation of this Agreement of the same or different nature.

9.2 NO ASSIGNMENT OR SUBLICENSING. CUSA shall not assign or otherwise transfer, by contract, operation of law, or otherwise, without the written consent of both LDI and Distillers, this Agreement or any license right granted hereunder or any interest herein, or grant any sublicense for any purpose under this Agreement, and any such assignment, transfer or sublicense shall be null and void. Said written consent of LDI and Distillers shall not be unreasonably withheld or denied.


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CUSA shall not sell,  transfer,  or  otherwise  dispose of any Laser  Subsurface
Engraving Machine which it may own or operate, however acquired, without promptly notifying LDI in writing of said sale, transfer, or disposal. Said written notice will include the name, address, and phone number, if applicable, of the entity which has assumed control of said Laser Subsurface Engraving Machine. CUSA and its Affiliates shall not transfer any Laser Subsurface Engraving Machine to any entity other than an LDI Subsurface Engraving Licensee without LDI's express written permission.

9.3 GOVERNING LAW. This Agreement shall be construed under the laws of the State of California and the United States of America as though entered into between two parties residing in California to be performed wholly within California.

9.4 COMPLETE AGREEMENT. This Agreement sets forth the entire understanding between the parties and supersedes all prior discussions, representations, and agreements between them as to the subject matter of this Agreement. This Agreement cannot be modified except in writing signed by duly authorized representatives of both parties.

9.5 EXPORT CONTROL. CUSA shall be responsible for ensuring it complies with all laws and regulations of the country in which it operates, imports from, or to which it exports products.

9.6 NOTICES. A notice, request, or statement hereunder shall be deemed to be sufficiently given or rendered when sent by certified mail and addressed to such address as may be specified by written notice.

9.7 TAXES. CUSA shall pay all taxes and other charges that may be imposed by any Governmental unit as a result of the performance of this Agreement, including but not limited to capital, property, turnover, excise use, sales, and income taxes or other charges imposed by such Governmental unit, other than income taxes levied against LDI.

9.8 RESOLUTION OF DISPUTES THROUGH ARBITRATION: Except as provided below, any dispute between the parties which arises from this Agreement and cannot be resolved informally between the parties which arises from this Agreement and cannot be resolved informally between the parties shall be resolved solely through binding arbitration, to be conducted in San Francisco, California or some other location as the parties may mutually agree on and subject to the rules of the American Arbitration Association unless otherwise agreed by the parties. In the event that this Agreement is terminated pursuant to Article VII, LDI may undertake any and all legal actions to collect any royalties or other monies owed under this Agreement.

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


IN WITNESS THEREOF, the parties have executed this Agreement.

LICENSOR:                            LASER DESIGN INTERNATIONAL, LLC


                                     ------------------------------------
                                     By: BRIAN D. LIDDICOAT
                                     Its: Chief Executive Officer

LICENSEE:                            CRYSTALIX  USA


                                     ------------------------------------

                                     By:


                                     Its: _________________________________

THIS SUB-LICENSE IS APPROVED:
                                     UNITED DISTILLERS & VINTNERS (ER)
                                     LIMITED


                                     ------------------------------------

                                     By: _________________________________

                                     Its: _________________________________






CONFIDENTIAL

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